CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 96 to Registration Statement No. 2-75677 on Form N-1A of our report dated February 27, 2017, relating to the financial statements and financial highlights of Westcore Trust (the “Trust”), including Westcore Small-Cap Growth Fund, Westcore Small-Cap Growth Fund II (formerly known as Westcore Select Fund), Westcore Global Large-Cap Dividend Fund (formerly known as Westcore Blue Chip Dividend Fund), Westcore Large-Cap Dividend Fund (formerly known as Westcore Growth Fund), Westcore Mid-Cap Value Dividend Fund, Westcore Mid-Cap Value Dividend Fund II (formerly known as Westcore MIDCO Growth Fund), Westcore Smid-Cap Value Dividend Fund, Westcore Small-Cap Value Dividend Fund, Westcore Micro-Cap Opportunity Fund, Westcore International Small-Cap Fund, Westcore Flexible Income Fund, Westcore Plus Bond Fund, Westcore Municipal Opportunities Fund, and Westcore Colorado Tax-Exempt Fund, appearing in the Annual Report on Form N-CSR of the Trust for the year or period ended December 31, 2016, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 2017